Contact: Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER AND SIX MONTHS ENDED JUNE 30, 2007

HAMILTON, BERMUDA, July 24, 2007 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $90.7 million, or $1.34 per diluted common share, for the quarter ended June 30, 2007.  The results for the quarter include net premiums earned of $295.9 million, a decrease of 12.2% from the same quarter last year, net favorable development of $22.2 million, compared with net favorable development of $13.3 million for the same quarter last year, and net investment income of $54.7 million, an increase of 20.6% from the same quarter last year.

Michael D. Price, Chief Executive Officer, commented, “We produced strong net income in the second quarter of 2007 reflecting significant underwriting gains and growing investment income.  Our book value per share was $30.35, an increase of 7.1% from December 31, 2006.  Net premiums earned declined 12.2% from the same quarter last year as growth in our Property and Marine segment was more than offset by declines in the Casualty and Finite Risk segments.”

Mr. Price added, “At this point we anticipate that we have written over 85% of total premium for 2007. We believe that market conditions for 2008 will be significantly influenced by the presence or absence of major catastrophe losses, significant capital management efforts and industry consolidation.  With our solid balance sheet, excellent ratings and strong risk management capabilities, we believe we are well positioned to capitalize on whatever opportunities the reinsurance marketplace may present.”

Results for the quarter ended June 30, 2007 were summarized as follows:

•  Net income was $90.7 million or $1.34 per diluted common share.

•  Net premiums written were $287.7 million and net premiums earned were $295.9 million.

•  GAAP combined ratio was 80.8%.

•  Net investment income was $54.7 million.

Results for the quarter ended June 30, 2007 compared to the quarter ended June 30, 2006 were summarized as follows:

•	Net income increased $8.9 million (or 10.9%).
•	Net premiums written decreased $22.0 million (or 7.1%) and net premiums earned decreased $41.1 million (or 12.2%).
•	GAAP combined ratio decreased 2.7 percentage points.
•	Net investment income increased $9.3 million (or 20.6%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2007 were $119.2 million, $162.5 million and $6.0 million, respectively, representing 41.4%, 56.5% and 2.1%, respectively, of the total net premiums written. Combined ratios for these segments were 56.1%, 100.4% and 61.8%, respectively, for the quarter. Compared to the quarter ended June 30, 2006, net premiums written increased by 33.6 million (or 39.2%) in the Property and Marine segment and decreased by $36.8 million (or 18.4%) and $18.9 million in the Casualty and Finite Risk segments, respectively.

Results for the six months ended June 30, 2007 were summarized as follows:

•  Net income was $163.5 million or $2.42 per diluted common share.
•  Net premiums written were $586.6 million and net premiums earned were $580.8 million.
•  GAAP combined ratio was 83.8%.
•  Net investment income was $106.4 million.

Results for the six months ended June 30, 2007 compared to the six months ended June 30, 2006 were summarized as follows:

•	Net income increased $4.7 million (or 3.0%).
•	Net premiums written decreased $16.4 million (or 2.7%) and net premiums earned decreased $100.6 million (or 14.8%).
•	GAAP combined ratio decreased 0.5 percentage points.
•	Net investment income increased $17.5 million (or 19.7%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the six months ended June 30, 2007 were $256.9 million, $314.7 million, and $15.0 million, respectively, representing 43.8%, 53.6% and 2.6%, respectively, of the total net premiums written.  Combined ratios for these segments were 64.8%, 99.3% and 68.5%, respectively, for the six months ended June 30, 2007.  Compared to the six months ended June 30, 2006, net premiums written increased $6.0 million (or 2.4%) in the Property and Marine segment and decreased $66.9 million (or 17.5%) in the Casualty segment.  Compared to the six months ended June 30, 2006, net premiums written increased $44.5 million in the Finite Risk segment, primarily due to the termination of two quota share contacts in the quarter ended March 31, 2006.  As previously disclosed, one of these contracts was terminated on a cut-off basis, which resulted in the return of approximately $56.6 million of previously written but unearned premium.

Total assets were $5.2 billion as of June 30, 2007, an increase of $105.0 million (or 2.1%) from $5.1 billion as of December 31, 2006.  Cash, cash equivalents and fixed maturity investments were $4.4 billion as of June 30, 2007, an increase of $184.1 million (or 4.4%) from $4.2 billion as of December 31, 2006.

Shareholders’ equity was $2.0 billion as of June 30, 2007, an increase of $133.0 million (or 7.2%) as of December 31, 2006.  Book value per common share was $30.35 as of June 30, 2007 based on 60.1 million common shares outstanding, an increase of $2.02 (or 7.1%) from $28.33 based on 59.7 million common shares outstanding as of December 31, 2006.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The financial supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 25, 2007 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-289-0569 (US callers) or 913-981-5542 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 25, 2007 until midnight Eastern time on Wednesday, August 1, 2007.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 9590461.  The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import.  Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.  These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion.  As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation  to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Six Months Ended June 30, 2007 and 2006
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Revenue
Net premiums earned	$295,918	337,065	580,766	$681,366
Net investment income	54,684	45,348	106,383	88,863
Net realized gains (losses) on investments	(1,639)	14	(1,657)	79
Other expense	(2,206)	(2,324)	(2,986)	(3,641)

Total revenue	346,757	380,103	682,506	766,667

Expenses
Net losses and LAE	164,431	187,464	346,344	394,238
Net acquisition expenses	56,827	76,052	104,947	145,291
Other underwriting expenses	17,617	17,713	35,396	35,001
Corporate expenses	8,491	5,679	13,918	11,379
Net foreign currency exchange gains	(1,416)	(414)	(1,458)	(689)
Interest expense	5,456	5,450	10,911	10,900

Total expenses	251,406	291,944	510,058	596,120

Income before income tax expense	95,351	88,159	172,448	170,547

Income tax expense	4,701	6,411	8,965	11,763

Net income	90,650	81,748	163,483	158,784

Preferred dividends	2,602	2,602	5,204	5,178

Net income attributable to common shareholders	$88,048	79,146	158,279	$153,606

Basic
Weighted average common shares outstanding	60,061	59,224	59,891	59,161
Basic earnings per common share	$1.47	1.34	2.64	$2.60

Diluted
Adjusted weighted average common shares outstanding	67,857	65,725	67,578	66,223
Diluted earnings per common share	$1.34	1.24	2.42	$2.40

Comprehensive income
Net income	$90,650	81,748	163,483	$158,784
Other comprehensive income (loss), net of deferred taxes	(32,926)	(24,409)	(23,541)	(59,720)
Comprehensive income	$57,724	57,339	139,942	$99,064

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2007 and December 31, 2006
($ in thousands, except per share data)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Investments	$3,485,673	$3,350,162
Cash, cash equivalents and short-term investments	927,324	878,775
Reinsurance premiums receivable	336,865	377,183
Accrued investment income	35,714	32,682
Reinsurance balances (prepaid and recoverable)	43,877	67,636
Deferred acquisition costs	83,078	82,610
Funds held by ceding companies	227,507	238,499
Other assets	58,544	66,020

Total assets	$5,198,582	$5,093,567

Liabilities
Unpaid losses and loss adjustment expenses	$2,393,672	$2,368,482
Unearned premiums	354,918	349,792
Debt obligations	292,840	292,840
Commissions payable	118,805	140,835
Other liabilities	47,321	83,557

Total liabilities	3,207,556	3,235,506

Total shareholders' equity	1,991,026	1,858,061

Total liabilities and shareholders' equity	$5,198,582	$5,093,567

Book value per common share (a)	$30.35	$28.33
(a) Book value per common share is based on shareholders' equity excluding capital attributable to preferred shares and actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows: June 30, 2007 - 81,759; December 31, 2006 -  86,937

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended June 30, 2007 and 2006
($ in thousands)

Three Months Ended June 30, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$119,226	162,548	5,949	$287,723
Net premiums earned	125,136	163,845	6,937	295,918

Net losses and LAE	43,242	117,993	3,196	164,431
Net acquisition expenses	16,264	40,061	502	56,827
Other underwriting expenses	10,582	6,442	593	17,617
Total underwriting expenses	70,088	164,496	4,291	238,875

Segment underwriting income (loss)	$55,048	(651)	2,646	57,043

Net investment income				54,684
Net realized losses on investments				(1,639)
Net foreign currency exchange gains				1,416
Other expense				(2,206)
Corporate expenses not allocated to segments				(8,491)
Interest expense				(5,456)

Income before income tax expense				$95,351

GAAP underwriting ratios:
Loss and LAE	34.6%	72.0%	46.1%	55.6%
Acquisition expense	13.0%	24.5%	7.2%	19.2%
Other underwriting expense	8.5%	3.9%	8.5%	6.0%
Combined	56.1%	100.4%	61.8%	80.8%

Three Months Ended June 30, 2006 (Unaudited)

Segment underwriting results

Net premiums written	$85,624	199,298	24,840	$309,762

Net premiums earned	113,092	185,073	38,900	337,065

Net losses and LAE	27,867	127,824	31,773	187,464
Net acquisition expenses	21,239	45,168	9,645	76,052
Other underwriting expenses	9,006	7,688	1,019	17,713
Total underwriting expenses	58,112	180,680	42,437	281,229

Segment underwriting income (loss)	$54,980	4,393	(3,537)	55,836

Net investment income				45,348
Net realized gains (losses) on investments				14
Net foreign currency exchange gains				414
Other expense				(2,324)
Corporate expenses not allocated to segments				(5,679)
Interest expense				(5,450)

Income before income tax expense				$88,159

GAAP underwriting ratios:
Loss and LAE	24.6%	69.1%	81.7%	55.6%
Acquisition expense	18.8%	24.4%	24.8%	22.6%
Other underwriting expense	8.0%	4.2%	2.6%	5.3%
Combined	51.4%	97.7%	109.1%	83.5%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Six Months Ended June 30, 2007 and 2006
($ in thousands)

Six Months Ended June 30, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$256,880	314,731	15,029	$586,640
Net premiums earned	244,846	317,864	18,056	580,766

Net losses and LAE	105,869	230,375	10,100	346,344
Net acquisition expenses	32,199	72,096	652	104,947
Other underwriting expenses	20,610	13,159	1,627	35,396
Total underwriting expenses	158,678	315,630	12,379	486,687

Segment underwriting income (loss)	$86,168	2,234	5,677	94,079

Net investment income				106,383
Net realized losses on investments				(1,657)
Net foreign currency exchange gains				1,458
Other expense				(2,986)
Corporate expenses not allocated to segments				(13,918)
Interest expense				(10,911)

Income before income tax expense				$172,448

GAAP underwriting ratios:
Loss and LAE	43.2%	72.5%	55.9%	59.6%
Acquisition expense	13.2%	22.7%	3.6%	18.1%
Other underwriting expense	8.4%	4.1%	9.0%	6.1%
Combined	64.8%	99.3%	68.5%	83.8%

Six Months Ended June 30, 2006 (Unaudited)

Segment underwriting results

Net premiums written	$250,888	381,648	(29,496)	$603,040

Net premiums earned	244,636	358,741	77,989	681,366

Net losses and LAE	87,695	244,389	62,154	394,238
Net acquisition expenses	40,888	86,522	17,881	145,291
Other underwriting expenses	19,034	14,023	1,944	35,001
Total underwriting expenses	147,617	344,934	81,979	574,530

Segment underwriting income	$97,019	13,807	(3,990)	106,836

Net investment income				88,863
Net realized gains on investments				79
Net foreign currency exchange losses				689
Other income				(3,641)
Corporate expenses not allocated to segments				(11,379)
Interest expense				(10,900)

Income before income tax expense				$170,547

GAAP underwriting ratios:
Loss and LAE	35.8%	68.1%	79.7%	57.9%
Acquisition expense	16.7%	24.1%	22.9%	21.3%
Other underwriting expense	7.8%	3.9%	2.5%	5.1%
Combined	60.3%	96.1%	105.1%	84.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.